UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 29, 2012

Shiner International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road

Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 7, 2011, Shiner International, Inc. (the “Company”) reported that it had received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements set forth in Listing Rule 5450(a)(1), and that, pursuant to Listing Rule 5810(c)(3)(A), Shiner has 180 calendar days, or until February 28, 2012, to regain compliance with the minimum bid price requirement.

On February 29, 2012, the Company received a second letter from NASDAQ notifying the Company that it had not regained compliance during the initial 180-day grace period, but that NASDAQ was granting the Company an additional 180-day grace period, or until August 27, 2012, to regain compliance. NASDAQ’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and on the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

A copy of the Company’s press release regarding the NASDAQ notice is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated March 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINER INTERNATIONAL, INC.

Dated: March 2, 2012	By:	/s/Qingtao Xing
Qingtao Xing
Chairman and Chief Executive Officer